Exhibit 99.1

Capital Trust
Page 1


CAPITAL TRUST


Contact:   Rubenstein Associates
           Robert Solomon: (212) 843-8050



                Capital Trust Reports Second Quarter 2005 Results
                -------------------------------------------------


NEW YORK, NY - August 9, 2005 - Capital Trust, Inc. (NYSE: CT) today reported second quarter 2005 net income of 58 cents per share (diluted), compared to 47 cents per share for the comparable period of the prior year.

"We are pleased to report operating results in line with our expectations and another quarter of strong origination volume," said John Klopp, Capital Trust's CEO. "Subsequent to quarter end, we issued our third CDO, providing term matched financing for our growing portfolio of CMBS."

The Company will conduct a management conference call at 10:00 a.m. Eastern Time on August 10, 2005 to discuss second quarter 2005 results. Interested parties can access the call toll free by dialing (800) 540-0559. The conference ID is "CAPITAL." A recorded replay will be available from 12:00 p.m. on August 10, 2005 through midnight on August 25, 2005. The replay call number is (888) 269-5330.


Selected financial highlights are outlined below:

Balance Sheet
-------------

Total assets were $1.03 billion at June 30, 2005, a $155.4 million (18%) increase from $877.8 million at December 31, 2004. Growth in interest-earning assets (loans, CMBS and total return swap) generally accounted for the increase in assets, increasing to $975.2 million at quarter end from $803.9 million at December 31, 2004. During the six month period, the primary source of changes to interest-earning assets was balance sheet originations (including unfunded commitments) of $415.6 million in 28 separate transactions offset by repayments of $212.4 million. For the three month period ending June 30, 2005, interest-earning assets increased $51.0 million from $924.2 million at March 31, 2005. Originations for the quarter totaled $209.5 million in 15 separate transactions, while total repayments for the quarter were $135.3 million.



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Capital Trust
Page 2


Total liabilities as of June 30, 2005 were $714.5 million, comprised primarily of interest bearing liabilities (credit facility, repurchase obligations and collateralized debt obligations). At quarter end, $551.7 million (79%) of the Company's interest bearing liabilities were in the form of collateralized debt obligations ("CDOs"). The Company's first two CDOs, issued in July of 2004 ("CDO 1") and March 2005 ("CDO 2"), represent the most efficient form of borrowing available to the Company with a weighted average cash cost of debt of LIBOR plus 0.55% and a weighted average all-in effective rate of LIBOR plus 0.87%. In addition to the cost advantage, CDOs offer the Company a superior structure, providing term and index matched, non mark-to-market and non recourse financing for its assets. Both CDO 1 and CDO 2 include reinvestment periods, allowing the Company to effectively utilize the vehicles as secured, revolving credit facilities for qualified assets. Capital Trust's wholly owned asset management subsidiary, CT Investment Management Co., LLC ("CTIMCO"), is the collateral manager for the CDOs.

At quarter end, the Company's debt-to-equity ratio was 2.2-to-1 compared to 1.7-to-1 at December 31, 2004. At June 30, 2005, the Company had $17.3 million of restricted and unrestricted cash, $71.9 million of available borrowings and $431.0 million of additional capacity on its credit facility and repurchase agreements.

Based on GAAP shareholders' equity, book value per share was $20.81 at June 30, 2005, compared to $20.79 at December 31, 2004. Included in these calculations are 195,848 and 173,549 shares representing in-the-money options at June 30, 2005 and December 31, 2004, respectively, in addition to the shares outstanding.


Investment Management
---------------------

The Company, through its wholly owned taxable REIT subsidiary, CTIMCO, currently acts as investment manager for two private equity funds, CT Mezzanine Partners II LP ("Fund II") and CT Mezzanine Partners III, Inc. ("Fund III").

Fund II commenced its investment activities in April of 2001 and concluded its investment period in April of 2003, originating $1.2 billion of investments in 40 separate transactions. At June 30, 2005, Fund II had $82.6 million of outstanding loans and investments remaining. The Company earns co-investment income from a 5.9% direct investment in Fund II and CTIMCO earns base management fees (calculated on the basis of invested capital) and incentive management fees (subject to a 100% return of capital and a preferred return to investors) from Fund II. As of December 31, 2004, 100% of capital had been returned to Fund II investors and the preferred return had been achieved. During 2005, CTIMCO received $7.4 million of incentive management fees from Fund II, including $1.2 million in the second quarter. The Company accounts for its investment in Fund II using the equity method and, at quarter end, the Company recorded a $2.1 million investment in Fund II.

Fund III commenced its investment activities in June of 2003 and concluded its investment period in June of 2005, originating $1.1 billion of investments in 34 separate



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Capital Trust
Page 3


transactions. At June 30, 2005, Fund III had $773.7 million of outstanding loans and investments and one loan commitment for $115 million that has not closed. The Company earns co-investment income from a 4.7% direct investment in Fund III and CTIMCO earns base management fees (calculated on the basis of invested capital) and incentive management fees (subject to a 100% return of capital and a preferred return to investors) from Fund III. The Company accounts for its investment in Fund III using the equity method and, at quarter end, the Company recorded a $13.6 million investment in Fund III.


Operating Results
-----------------

For the quarter ended June 30, 2005, the Company reported total revenues of $22.0 million and net income of $8.9 million, representing basic earnings per share of 59 cents and diluted earnings per share of 58 cents. The calculation of basic earnings per share is based on 15.1 million weighted average shares outstanding, while diluted earnings per share is based on 15.4 million weighted average shares outstanding, reflecting the potential dilution from in-the-money stock options and units. For the same period in 2004, the Company reported total revenues of $11.9 million and net income of $3.5 million (47 cents per share based on 7.6 million weighted average diluted shares outstanding). The increase in net income was primarily the result of an increase in net interest income.

Interest and related income from loans and other investments totaled $18.9 million for the quarter ended June 30, 2005, an increase of $9.7 million (106%) from the $9.2 million for the three months ended June 30, 2004. Average interest-earning assets increased from $411.5 million for the quarter ended June 30, 2004 to $942.6 million for the three months ended June 30, 2005. The average interest rate earned on these assets decreased from 8.9% for the three months ended June 30, 2004 to 7.9% for the quarter ended June 30, 2005. During the three months ended June 30, 2005, the Company recognized $799,000 in additional income on the early repayment of loans. Without this additional interest income, the earning rate for the 2005 period would have been 7.6%. The decrease in rates was due primarily to a change in the mix of the Company's investment portfolio to include a greater proportion of B Notes and a general decrease in spreads obtained on newly originated investments, partially offset by a higher average LIBOR rate, which increased by 1.9% from 1.2% for the three months ended June 30, 2004 to 3.1% for the quarter ended June 30, 2005.

Interest and related expenses on interest-bearing debt amounted to $7.6 million for the quarter ended June 30, 2005, an increase of $2.8 million from the $4.9 million for the three months ended June 30, 2004. The increase in expense was due to an increase in the amount of average interest-bearing liabilities outstanding (from $312.4 million for the three months ended June 30, 2004 to $685.0 million for the quarter ended June 30, 2005), offset partially by a decrease in the average rate paid on interest-bearing liabilities from 6.3% to 4.4% for the same periods. The decrease in the average rate was substantially due to the use of CDOs to finance a large portion of the portfolio at lower rates than those obtained under other sources, partially offset by the 1.9% increase in average LIBOR.



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Capital Trust
Page 4


Other revenues increased $285,000 from $2.8 million for the three months ended June 30, 2004 to $3.1 million for the quarter ended June 30, 2005. The increase was primarily due to the receipt of incentive management fees from Fund II of $1.2 million partially offset by the expensing of previously capitalized costs and a reduction in management fees as a result the continued repayment of Fund II assets and the expiration of Fund III's investment period.

General and administrative expenses increased $2.2 million to $5.3 million for the three months ended June 30, 2005 from $3.2 million for the prior period. The increase in general and administrative expenses was primarily due to the allocation of Fund II incentive management fees for payment to employees (representing 25% of the total received, or $300,000), increases in employee compensation expense from the issuance of additional restricted stock and the timing of the annual bonus accrual and due diligence costs of $475,000 from an abandoned corporate acquisition.


Dividends
---------

On June 17, 2005, the Company's Board of Directors declared a second quarter 2005 cash dividend of 55 cents per share of class A common stock. The cash dividend was paid on July 15, 2005 to stockholders of record on June 30, 2005.


Subsequent Events
-----------------

Subsequent to quarter end, the Company issued its third collateralized debt obligation ("CDO 3") that provided term and index match financing for $159.4 million (face amount) of its existing fixed rate CMBS portfolio and a pool of $181.9 million (face amount) of fixed rate CMBS acquired in conjunction with the issuance of the CDO. The combined portfolio is collateral for a $341.3 million CDO that closed August 4, 2005. The Company sold $269.9 million (face value) of investment grade rated fixed rate notes and retained the BBB- rated tranche, all below investment grade and unrated tranches, as well as the preferred equity in CDO 3. The weighted average all-in effective rate of the notes sold was 5.24%. Unlike the Company's first two CDOs, CDO 3 is a static pool of long term, fixed rate CMBS and does not have a reinvestment period.


Forward-Looking Statements
--------------------------

The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, new origination volume, the continued credit performance of the Company's loan and CMBS investments, the asset/liability mix, the effectiveness of the Company's hedging strategy and the rate of repayment of the Company's portfolio assets, as well as other risks indicated from time to time in the Company's Form 10-K and Form 10-Q filings with the Securities and Exchange



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Capital Trust
Page 5


Commission.   The  Company   assumes  no  obligation  to  update  or  supplement
forward-looking  statements  that become untrue  because of  subsequent  events.

About Capital Trust
-------------------

Capital Trust, Inc. is a finance and investment management company that specializes in credit-sensitive structured financial products. To date, the Company's investment activities have focused primarily on the U.S. commercial real estate subordinate debt markets. Capital Trust executes its business both as a balance sheet investor and as an investment manager through its CT Mezzanine Partners family of funds. Capital Trust is a real estate investment trust traded on the New York Stock Exchange under the symbol "CT." The Company is headquartered in New York City.


Tables to follow




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Capital Trust
Page 6


                      Capital Trust, Inc. and Subsidiaries
                           Consolidated Balance Sheets
                       June 30, 2005 and December 31, 2004
                                 (in thousands)

                                                                               June 30,          December 31,
                                                                                 2005                2004
                                                                           ----------------    ----------------
                                                                             (unaudited)          (audited)


                                 Assets
  Cash and cash equivalents                                                  $    14,487         $    24,583
  Restricted cash                                                                  2,827                 611
  Commercial mortgage-backed securities available-for-sale, at fair
    value                                                                        257,755             247,765
  Loans receivable                                                               713,487             556,164
  Total return swap                                                                4,000                --
  Equity investment in CT Mezzanine Partners II LP ("Fund II"), CT
    MP II LLC ("Fund II GP") and CT Mezzanine Partners III, Inc.
    ("Fund III") (together "Funds")                                               20,732              21,376
  Deposits and other receivables                                                      53              10,282
  Accrued interest receivable                                                      5,420               4,029
  Interest rate hedge assets                                                        --                   194
  Deferred income taxes                                                            3,627               5,623
  Prepaid and other assets                                                        10,749               7,139
                                                                           ----------------    ----------------
Total assets                                                                 $ 1,033,137         $   877,766
                                                                           ================    ================


               Liabilities and Shareholders' Equity
Liabilities:
  Accounts payable and accrued expenses                                      $    15,237         $    17,388
  Credit facility                                                                 16,991              65,176
  Repurchase obligations                                                         127,024             225,091
  Collateralized debt obligations ("CDOs")                                       551,691             252,778
  Interest rate hedge liabilities                                                  2,381                --
  Deferred origination fees and other revenue                                      1,138                 836
                                                                           ----------------    ----------------
Total liabilities                                                                714,462             561,269
                                                                           ----------------    ----------------


Shareholders' equity:
  Class A common stock, $0.01 par value, 100,000 shares authorized,
    14,797 and 14,769 shares issued and outstanding at June 30, 2005
    and December 31, 2004, respectively ("class A common stock")                     148                 148
  Restricted class A common stock, $0.01 par value, 321 and 283 shares issued and outstanding at June 30, 2005 and December 31,
    2004, respectively ("restricted class A common stock" and
    together with class A common stock, "common stock")                                3                   3
  Additional paid-in capital                                                     323,385             321,937
  Accumulated other comprehensive gain                                             3,177               3,815
  Accumulated deficit                                                             (8,038)             (9,406)
                                                                           ----------------    ----------------
Total shareholders' equity                                                       318,675             316,497
                                                                           ----------------    ----------------
Total liabilities and shareholders' equity                                   $ 1,033,137         $   877,766
                                                                           ================    ================



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Capital Trust
Page 7


                      Capital Trust, Inc. and Subsidiaries
                        Consolidated Statements of Income
                Three and Six Months Ended June 30, 2005 and 2004
                      (in thousands, except per share data)
                                   (unaudited)

                                                     Three Months Ended                  Six Months Ended
                                                          June 30,                           June 30,
                                               -------------------------------    -------------------------------
                                                   2005             2004              2005             2004
                                               --------------   --------------    --------------   --------------
Income from loans and other investments:
  Interest and related income                  $    18,912      $     9,172       $    34,608      $    18,190
  Less: Interest and related expenses on
   secured debt                                      7,631            2,454            13,383            5,090
  Less: Interest and related expenses on
   step up convertible junior subordinated
   debentures                                         --              2,432              --              4,865
                                               --------------   --------------    --------------   --------------
    Income from loans and other investments,
      net                                           11,281            4,286            21,225            8,235
                                               --------------   --------------    --------------   --------------

Other revenues:
  Management and advisory fees from Funds            2,723            2,031            10,627            4,115
  Income/(loss) from equity investments in
   Funds                                               120              431            (1,302)             825
  Gain on sales of investments                        --                300              --                300
  Other interest income                                212                8               237               16
                                               --------------   --------------    --------------   --------------
    Total other revenues                             3,055            2,770             9,562            5,256
                                               --------------   --------------    --------------   --------------

 Other expenses:
  General and administrative                         5,314            3,163            11,069            6,131
  Depreciation and amortization                        280              274               559              548
                                               --------------   --------------    --------------   --------------
    Total other expenses                             5,594            3,437            11,628            6,679
                                               --------------   --------------    --------------   --------------
Income before income taxes                           8,742            3,619            19,159            6,812
    Provision for income taxes                        (106)              88             1,161              229
                                               --------------   --------------    --------------   --------------
Net income                                     $     8,848      $     3,531       $    17,998      $     6,583
                                               ==============   ==============    ==============   ==============

Per share information:
  Net earnings per share of common stock:
    Basic                                      $      0.59      $      0.48       $      1.19      $      0.94
                                               ==============   ==============    ==============   ==============
    Diluted                                    $      0.58      $      0.47       $      1.17      $      0.92
                                               ==============   ==============    ==============   ==============
  Weighted average shares of common stock
   outstanding:
    Basic                                       15,117,066        7,414,509        15,102,492        6,998,960
                                               ==============   ==============    ==============   ==============
    Diluted                                     15,375,401        7,588,795        15,346,720        7,168,446
                                               ==============   ==============    ==============   ==============

  Dividends declared per share of common
   stock                                       $      0.55      $      0.45       $      1.10      $      0.90
                                               ==============   ==============    ==============   ==============